Exhibit 99.1

Ocean Thermal Energy Corporation Goes Public Via Reverse Merger into TetriDyn Solutions, Inc.

Trading under Ticker “TDYS”

Lancaster, PA - May 10, 2017 - Ocean Thermal Energy Corporation, (OTC: TDYS) (the “Company”, “we” or “OTEC”), a builder and operator of clean hydrothermal energy plants and developer of Seawater Air Conditioning plants for large commercial properties worldwide, today announced that it has completed its reverse merger with TetriDyn Solutions, Inc. (“TetriDyn”), a fully-reporting public company. Pursuant to the Agreement and Plan of Merger, the shareholders of the Company have become the controlling shareholders of TetriDyn. On a fully-diluted basis, the Company’s shareholders own 90% of the shares of TetriDyn.

The Secretary of State of Nevada has accepted the change of TetriDyn’s name to Ocean Thermal Energy Corporation. The Company has submitted an application and is awaiting approval from FINRA to effectuate the name change and business combination on the public market. At that time, trading in the stock will reflect the combined businesses pursuant to the Merger.

“Becoming a public company is a key element of our growth strategy, and the completion of this merger is a significant accomplishment for OTE," said Jeremy Feakins, Chairman and CEO of OTE. "A public listing will provide us with access to capital from the public markets and will enable us to broaden our investor base, recruit additional key team members, and accelerate the development of our pipeline projects.”

Ocean Thermal Energy Corporation is a project developer in the renewable electricity and potable water business utilizing Company owned Intellectual Property and the years of hands-on experience of its Oceanographers, Engineers, and Marine Scientists. OTE designs Ocean Thermal Electrical Conversion (“OTEC”) power plants, and Seawater Air Conditioning (“SWAC”) plants for large commercial properties. OTEC is a clean technology that extracts energy from the temperature difference between warm surface ocean water and cold deep seawater. In addition to producing electricity, the seawater running through an OTEC plant can produce thousands of cubic meters of fresh water every day for agriculture and human consumption. The technology can also be used to cool buildings (SWAC) and for fish farming and aquaculture. The Company’s vision is to bring these technologies to tropical and subtropical regions of the world where approximately 3 billion people live. The market also includes anywhere energy independence is crucial.

Further information about the merger may be found in the Form 8-K filed with the Securities and Exchange Commission by TetriDyn dated March 10, 2017. The foregoing summary of the transaction is qualified in its entirety by the terms of the Agreement and Plan of Merger filed as an exhibit to the Form 8-K.

About Ocean Thermal Energy Corporation

OTE is a Lancaster, Pennsylvania-based Company with plans and projects for deep-water hydrothermal clean-energy systems which include producing fossil-fuel free electricity through Ocean Thermal Energy Conversion (OTEC) and environmentally friendly Seawater Air Conditioning (SWAC). An important part of the technology is the production of large amounts of water for drinking, aquaculture, and agriculture.

OTE’s technology is best suited to tropical and subtropical regions of the world where about 3 billion people live. It utilizes the natural temperature differential in oceans to generate base-load, 24/7, clean, non-polluting electricity, as well as alternative, energy-efficient cooling systems and fresh water, the latter of which is essential for the entire world, particularly developing communities. Since the 1970s, OTEC and SWAC systems have been successfully demonstrated and operating in several locations around the world.

For additional information regarding OTE, please visit the Company’s website at www.otecorporation.com.

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Safe Harbor Statement

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding OTE’s plans or expectations following the approval from the US Virgin Islands Public Services Commission constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation: a decision by any of the interested parties to not enter into a definitive power purchase agreement; the inability of the parties to successfully negotiate and enter into a definitive power purchase agreement; the inability of the parties to meet every closing condition contained in such definitive power purchase agreement and the protection and maintenance of OTE’s intellectual property rights. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in OTE’s periodic reports filed with the Securities and Exchange Commission under the heading "Risk Factors." Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, OTE disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Investor Contact

Chuck Harbey

PCG Advisory Group

D: 646 863 7997

charbey@pcgadvisorygroup.com

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